                                                                EXHIBIT 99.16(a)


                           Municipal Bond Fund, Inc.
                        Standardized Yield Computation
                                 June 30, 1988


                                                                       High            Limited
                                                     Insured           yield           Maturity
                                                     -------           -----           --------
Longterm Income generally based on
      yield to maturity tines market
      value of each security.                     $11,981,555       $8,566,048        $2,298,446

Plus short term income accrued for
      the past thirty days                            389,931          482,769           387,160

Equals Total income                                12,371,488        9,348,817         2,685,606

Less expenses for the past thirty
      days                                            642,202          675,444           179,559

 .Equals not monthly income for yield
      calculation                                  11,729,296        8,673,373         2,506,047

Average shares outstanding for the
      month                                       258,476,202      148,614,019        58,867,841

Times maximum offering price                             8.01            10.35              9.82

Equals total dollars                            2,070,394,378    1,538,155,096       578,082,199

Not monthly income divided by total
      dollars equals                                .00566524        .00563882         .00433510

Add 1                                              1.00566324       1.00563882        1.00433510

Raise to the power of 6                            1.03447652       1.03431347        1.02629613

Subtract 1                                          .03447652        .03431347         .02629613

Times 2                                                .06895           .06862            .05259

Expressed as a percentage equals
      the standardized yield for
      the month                                         6.90%            6.86%             5.26%

                           MUNICIPAL BOND - INSURED

                                 TOTAL RETURN

                                                                                            Annual
                                                                                            total
                                               1 Year         5 Years       10 Year         Return*
                                               ------         -------       -------         -------
Initial Investment                           $1,000.00       $1,000.00     $1,000.00       $1,000.00

Divided by
Maximum Offering Price                            8.11            7.33          9.57

Divided by Net Asset Value                                                                      7.79

Equals Shares Purchased                        123,304         136,426       104,493         128.370

Plus Shares Acquired Through
  Dividend Reinvestment                         11,206          72.997       140,522          11,747

Equals Shares Hold
  at 6/30/88                                   134.510         209.323       245.085         140.117

Multiplied by Not Asset
  Value at 6/30/88                                7.69            7.69          7.69            7.69

Equals Ending Redeemable
 Value of a $1,000
 Investment (ERV)
 at 6/30/88                                  $1,034.38       $1,609.69     $1,684.70       $1.077.50

Divided by $1.000 (p)                           1.0344          1.6097        1.8847          1.0775

Subtract 1                                       .0344           .6097        1.8847           .0775

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                      3.44%          60.97%        88.47%

Expressed as a percentage
  equals the Anual
  Total Return                                                                                 7.75%

ERV divided by P                                1.0344          1.6097        1.8847

Raise to the power of
                                                     1               5            10

Equals                                          1.0344          1.0999        1.0654

Subtract 1
                                                 .0344           .0999         .0654

Expressed as a percentage
 equals the Average
 Annualized Total Return                         3.44%           9.99%         6.54%

*Does not include sales charge for the period.

                        MUNICIPAL BOND   -   HIGH YIELD

                                 TOTAL RETURN


                                                                            Since           Annual
                                                                            Inception       Total
                                               1 Year         5 Years       05/05/78        Return*
                                               ------         -------       ---------       -------
Initial Investment                           $1,000.00       $1,000.00     $1,000.00       $1,000.00

Divided by
Maximum Offering Price                           10.54            9.50         10.00

Divided by Not Asset Value                                                                     10.12

Equals Shares Purchased                         94.877         105.263        100.00          98.814

Plus Shares Acquired Through
  Dividend Reinvestment                          8,352          61,548       130,433           8,721

Equals Shares Held
  at 6/30/88                                   103,229         166,811       230,433         107,535

Multiplied by Not Asset
  Value at 6/30/88                                9.94            9.94          9.94            9.94

Equals Ending Redeemable
Value of a $1,000
Investment (ERV)
at 6/30/88                                   $1,026.10       $1,658.10     $2,290.50       $1,068.90

Divided by $1,000 (p) (A)                       1.0261          1.6581        2.2905          1.0689

Subtract 1                                       .0261           .6581        1.2905           .0689

Expressed an a percentage
 *qualm the Aggregate Total
 Return for the Period (T)                       2.61%          65.81%       129.05%

Expressed as a percentage
 equals the Annual
 Total Return                                                                                  6.89%

ERV divided by P (A)                            1.0261          1.6581        2.2905
Raise to the power of                                1             1/5       1/8.666
Equals                                          1.0261          1.1064        1.1004

Subtract 1                                       .0261           .1064         .1004

Expressed as a percentage
 equals the Average
 Annualized Total Return                         2.61%          10.64%        10.04%

                         MUNICIPAL BOND   -   LIMITED

                                 TOTAL RETURN

                                                                                            Annual
                                                                                            total
                                               1 Year         5 Years       10 Year         Return*
                                               ------         -------       -------         -------
Initial Investment                           $1,000.00       $1,000.00     $1,000.00       $1,000.00

Divided by
Maximum Offering Price                            9.90            9.89          9.97

Divided by Net Asset Value                                                                     9.83%

Equals Shares Purchased                         101.01         101.112        100.30         101.729

Plus Shares Acquired Through
  Dividend Reinvestment                           5.70           35.48        77,484           5,781

Equals Shares Hold
  at 6/30/88                                    106.71         136.960       177.785         107.518

Multiplied by Not Asset
  Value at 6/30/88                                9.75            9.75          9.75            9.75

Equals Ending Redeemable
Value of a $1,000
 Investment (ERV)                            $1,040.42       $1,335.36     $1,733.40       $1,048.30

Divided by $1,000 (p)                           1.0404          1.3354        1.7334          1.0483

Subtract 1                                       00404           .3354         .7334           .0483

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                      4.04%          33.54%        73.34%

Expressed as a percentage                                                                      4.73%
  equals the Annual
  Total Return

ERV divided by P                                1.0404          1.3354        1.7334

Raise to the power of                                1               5       1/8.666
Equals                                          1,0404          1.0595        1.0655
Subtract                                         .0404           .0595        0.0655

Expressed as a percentage
  equals the Average
  Annualized Total Return                        4.04%           5.95%         6.55%

*Does not include sale& charge for the period